Item 11(b), Exhibits

                                 Certifications

I, David L. Bomberger, principal executive officer of The Preferred Group of Mutual Funds (the "Fund"), certify that to my knowledge:

     1. The Form N-CSR of the Fund for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Form N-CSR of the Fund for the period ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Fund.


Date:  February 27, 2004


/s/ David L. Bomberger
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David L. Bomberger
President
Principal Executive Officer




I, Fred L. Kaufman, principal financial officer of The Preferred Group of Mutual Funds (the "Fund"), certify that to my knowledge:

     1. The Form N-CSR of the Fund for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Form N-CSR of the Fund for the period ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date:  February 27, 2004


/s/ Fred L. Kaufman
------------------------------------------
Fred L. Kaufman
Vice President & Treasurer
Principal Financial Officer